Exhibit 4.21




                            ASSET PURCHASE AGREEMENT


                                 BY AND BETWEEN


                               READY MIX USA, LLC


                                      AND


                             RMC MID-ATLANTIC, LLC,



                            Dated: September 1, 2005

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into this 1st day of September, 2005, by and between READY MIX USA, LLC, a Delaware limited liability company ("Buyer") and RMC MID-ATLANTIC, LLC, a South Carolina limited liability company ("Seller").

                                R E C I T A L S:

         WHEREAS, Seller desires to sell, and Buyer desires to purchase, certain of the assets of Seller, for the consideration and on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the agreements and undertakings contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller, intending to be legally bound, hereby agree as follows:

                                  ARTICLE 1.

                                  DEFINITIONS

         1.1 General Definitions. For purposes of this Agreement, the words and phrases defined in Section 10.18 shall have the meanings specified therein.

                                  ARTICLE 2.

                               PURCHASE OF ASSETS

         2.1 Sale and Purchase of Assets. At the Closing, Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase and acquire from Seller, those assets described on Schedule 2.1(a) which are currently owned by Seller and used or intended for use primarily in, or which are being utilized or operated by Seller or any of its Affiliates primarily in its ready mix concrete, concrete block, and building materials business locations located in the State of Georgia (the "Seller Assets") and the business associated with the Seller Assets (the "Seller Business"). The locations listed on Schedule 2.1(a)-1 are referred to sometimes herein as the "Seller Business Locations." Notwithstanding the foregoing, the assets, properties and rights described on Schedule 2.1(b) shall not be transferred, conveyed, assigned or delivered to Buyer under this Agreement (the "Retained Seller Assets"). For the avoidance of doubt, Buyer hereby acknowledges that (a) CEMEX, Inc., a Louisiana corporation and Affiliate of Seller, owns and operates businesses in Brunswick, Georgia and (b) such businesses and the associated assets are Retained Seller Assets.

         2.2 Prorations.

         Seller and Buyer each acknowledge and agree that Seller shall be responsible for the expenses relating to the Seller Assets (except to the extent such amount is reflected in the Seller Working Capital Statement) up to and through the Closing Date, and Buyer shall be responsible for the expenses relating to the Seller Assets after the Closing Date (for example, ad valorem taxes and utilities) and that such expenses relating to the Seller Assets up to and through the Closing Date shall be paid by Seller at or before the Closing Date. To the extent that a period of time for the assessment of any of the expenses (for example, property taxes) shall be due both before and after the Closing Date, the same shall be prorated as of the Closing Date. Seller and Buyer acknowledge and agree that one or more of such prorations may occur or be reconciled subsequent to the Closing Date.

         2.3 Payment of Purchase Price; Allocation; Adjustments.

         (a) The purchase price for the Seller Assets to be paid by wire transfer of immediately available funds at the Closing shall be One Hundred Twenty-Four Million Five Hundred Sixty Thousand Dollars ($124,560,000) (the "Closing Purchase Price"), plus the assumption of the Assumed Liabilities in accordance with Section 2.4. The Closing Purchase Price includes an estimated purchase price for the Closing Working Capital in the amount of Thirty-Three Million Dollars ($33,000,000), which amount is subject to adjustment to be made following the Closing Date pursuant to Section 2.3(b) and Section 2.3(c) below.

         (b) Following the Closing, in accordance with Section 2.3(c) below, the Closing Purchase Price shall be (i) increased by the amount by which (A) the value of the inventory of sand, gravel, cement, admixtures, fuel, other raw material and finished goods on hand constituting Seller Inventory, which shall all be valued at book value as of the Effective Time (the "Materials Inventory Value"); plus (B) the value of the inventory of tools, parts and related items constituting Seller Inventory, which shall all be valued at book value as of the Effective Time (the "Parts Inventory Value"); plus (C) the aggregate amount of the Seller Accounts Receivable, valued at face value as of the Effective Time (the sum of Clauses (A), (B) and (C) is hereafter referred to as the "Closing Working Capital"), exceeds Thirty-Three Million Dollars ($33,000,000) or (ii) decreased by the amount by which the Closing Working Capital is less than Thirty-Three Million Dollars ($33,000,000). For the purpose of calculating the Seller Accounts Receivable: (i) accounts receivable that are less than sixty (60) days past due will be valued at face value as of the Effective Time;
(ii) accounts receivable that are more than sixty (60) days and less than ninety (90) days past due will be valued at ninety percent (90%) of face value as of the Effective Time; and (iii) accounts receivable that are more than ninety (90) days past due will be valued at seventy-five percent (75%) of face value as of the Effective Time.

                  (c) (i) Within thirty (30) days after the Closing Date, Seller shall deliver to the Buyer a working capital statement reflecting the current assets assigned by Seller pursuant to this Agreement as of the Effective Time, with each item valued as contemplated in Section 2.2 and 2.3(b) as the case may be (the "Seller Working Capital Statement") along with a statement of the amount by which the Closing Working Capital exceeds or is less than Thirty-Three Million Dollars ($33,000,000) (the "Working Capital Adjustment Amount") and the amount of the final purchase price (the "Purchase Price").

                  (ii) Upon receipt of the Seller Working Capital Statement, Buyer and its independent certified public accountants shall have the right during the succeeding 30-day period to review and audit the accounts represented by the line items set forth on the Seller Working Capital Statement and to examine and review all records and work papers and other supporting documents used to prepare such statement. Seller shall give Buyer full access at all reasonable times to the working papers relating to the Seller Working Capital Statement, including any descriptions of the methodology, procedures, internal audits and analysis undertaken in connection with the preparation of the Seller Working Capital Statement. Buyer shall notify Seller in writing, on or before the last day of the 30-day period, of any good faith objections to the Seller Working Capital Statement or the Working Capital Adjustment Amount, setting forth a detailed explanation of the objections and the dollar amount of each such objection. If Buyer does not deliver such notice within such 30-day period, the Seller Working Capital Statement, the Working Capital Adjustment Amount and the Purchase Price shall be deemed to have been irrevocably accepted by Buyer.

                  (iii) If Buyer in good faith objects to line items set forth on the Seller Working Capital Statement or the Working Capital Adjustment Amount, the parties shall attempt to resolve any such objections within thirty (30) days of receipt by the corresponding party of any such objections. If the parties are unable to resolve the matter within such 30-day period, they shall jointly appoint an impartial nationally recognized independent certified public accounting firm (the "Impartial Accounting Firm") mutually acceptable to the parties (or, if they cannot agree on a mutually acceptable firm, they shall cause their respective accounting firms to select such firm) within five (5) days after the end of such 30-day period to resolve any such remaining matters. Any such resolution shall be conclusive and binding on the parties and the fees of the Impartial Accounting Firm shall be borne as the Impartial Accounting Firm shall determine after considering the positions asserted by the parties in light of its final decision. The parties shall fully cooperate with the Impartial Accounting Firm. The Impartial Accounting Firm shall be instructed to reach its conclusion regarding the dispute within thirty
         (30) days of its appointment to settle the dispute.

                  (iv) Adjustments to the values contemplated in paragraph (b) of this Section 2.3 shall be made pursuant to the Seller Working Capital Statement, within thirty (30) days after their acceptance by the parties or the resolution of all disputes in connection therewith, pursuant to the provisions of this Section 2.3(c). In the event the Closing Working Capital exceeds Thirty-Three Million Dollars ($33,000,000), Buyer shall pay to Seller the amount of such excess by wire transfer of immediately available funds. In the event the Closing Working Capital is less than Thirty-Three Million Dollars ($33,000,000), Seller shall pay to Buyer the amount of such shortfall by wire transfer of immediately available funds.

         (d) Payments to Seller or Buyer pursuant to this Section 2.3 shall be made to the respective accounts set forth on Schedule 2.3(d) not later than ten
(10) days following the date the Seller Working Capital Statement becomes final.

                  (e)(i) Within sixty (60) days after the Closing Date, the Buyer shall deliver to the Seller a draft of schedule (the "Allocation Schedule") allocating the Purchase Price and the amount of Assumed Liabilities (including, for purposes of this section, any other consideration paid by Buyer), among the Seller Assets.

                  (ii) Upon receipt of the Allocation Schedule, Seller and its independent certified public accountants shall have the right during the succeeding thirty (30) day period to review the Allocation Schedule and to examine and review all records and work papers and other supporting documents used to prepare such schedule. Buyer shall give Seller full access at all reasonable times to the working papers relating to the Allocation Schedule, including any descriptions of the methodology, procedures, internal audits and analysis undertaken in connection with the preparation of the Allocation Schedule. Seller shall notify Buyer in writing, on or before the last day of the thirty
         (30) day period, of any good faith objections to the Allocation Schedule, setting forth a detailed explanation of the objections and the dollar amount of each such objection. If Seller does not deliver such notice within such thirty (30) day period, the Allocation Schedule shall be deemed to have been irrevocably accepted by Seller.

                  (iii) If Seller in good faith objects to line items set forth on the Allocation Schedule, the parties shall attempt to resolve any such objections within thirty (30) days of receipt by the corresponding party of any such objections. If the parties are unable to resolve the matter within such thirty (30) day period, they shall jointly appoint an Impartial Accounting Firm mutually acceptable to the parties (or, if they cannot agree on a mutually acceptable firm, they shall cause their respective accounting firms to select such firm) within five (5) days after the end of such thirty (30) day period to resolve any such remaining matters. Any such resolution shall be conclusive and binding on the parties and the fees of the Impartial Accounting Firm shall be borne as the Impartial Accounting Firm shall determine after considering the positions asserted by the parties in light of its final decision. The parties shall fully cooperate with the Impartial Accounting Firm. The Impartial Accounting Firm shall be instructed to reach its conclusion regarding the dispute within thirty (30) days of its appointment to settle the dispute.

                  (iv) Seller and Buyer each agrees to file IRS Form 8594, and all federal, state, local and foreign tax returns, in a manner consistent with the Allocation Schedule.

         2.4 Limitation on Liabilities of Seller to be Assumed by Buyer.

         Notwithstanding any provision of this Agreement to the contrary, Buyer shall not assume or become liable to Seller, or any other Person, for any liabilities or obligations of Seller or any of its Affiliates whether accrued, absolute, contingent or otherwise, except for those liabilities of Seller and its Affiliates described on Schedule 2.4 (the "Assumed Liabilities"), which Buyer hereby assumes and agrees to perform, satisfy and discharge when due.

                                  ARTICLE 3.

                    REPRESENTATIONS AND WARRANTIES BY SELLER

         Seller hereby represents and warrants to Buyer that, except as set forth in the disclosure schedule being delivered by Seller contemporaneously herewith (the "Seller Disclosure Schedule"):

         3.1 Existence and Authorization for Agreement; Enforceability.

         Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of South Carolina, and has the requisite power and authority to own, lease, and operate its properties and carry on and operate its business as and where such business is now being conducted. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the managers of Seller. Seller has taken all actions necessary to authorize it to enter into and perform fully its obligations under this Agreement and all of the documents or instruments otherwise contemplated herein and to consummate the transactions contemplated herein and therein. Each of this Agreement and the other closing documents delivered pursuant hereto has been or at the Closing will be duly executed and delivered by Seller and is or at the Closing will be the legal, valid and binding obligation of Seller enforceable in accordance with its respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to the general principles of equity.

         3.2 Title to and Sufficiency of Seller Assets.

         (a) Seller has good and marketable title to the Seller Assets. Except for (i) the Assumed Liabilities and (ii) Permitted Encumbrances, none of the Seller Assets shall, at the Closing Date, be subject to any Lien.

         (b) The Seller Assets, in conjunction with the rights, goods and services granted, transferred or to be performed by Seller pursuant to this Agreement, constitute all the property, real and personal, tangible and intangible, necessary for the conduct of the Seller Business as it is presently being conducted by Seller in all material respects.

         3.3 Taxes.

         Seller will pay and satisfy, or cause to be paid and satisfied, all property and excise and other tax obligations, penalties and interest, imposed by any governmental entity either (i) in connection with the Seller Business or the Seller Assets arising prior to and through the Closing Date, and in connection with the transactions contemplated by this Agreement, including all United States, foreign, state, provincial, county and local income, ad valorem, excise, sales, use, withholding, unemployment, social security or other taxes and assessments of or payable by Seller and arising prior to and through the Closing Date, or (ii) otherwise chargeable against the Seller Business or the Seller Assets, and arising prior to and through the Closing Date. Anything in this Agreement to the contrary notwithstanding, Buyer shall pay all recording and filing fees and taxes, sales taxes, gross receipt taxes, tag fees and similar expenses applicable to the transfer of the Seller Assets from Seller to Buyer, including any recording or filing fees or taxes associated with the transfer of the Seller Real Property and any sales, gross receipt, and tag fees or taxes associated with transferring the titles to any vehicles. All taxes attributable to the activities of the Seller Business and the ownership and operation of the Seller Assets prior to and through the Closing Date shall be the responsibility of Seller.

         3.4 Litigation.

         There is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or, to the Knowledge of Seller, threatened, against or relating to Seller or any of its Affiliates, or any of their respective members, managers, directors, officers, shareholders, employees, or properties, in each case, with respect to the Seller Assets or the Seller Business, which would reasonably be expected to have a material adverse effect on (a) the Seller Assets or the business, financial condition or results of operations of the Seller Business, taken as a whole, or (b) the ability of Seller to consummate the transactions contemplated hereby or perform any of its obligations hereunder (a "Seller Material Adverse Effect").

         3.5 Contracts; and Other Agreements.

         (a) Section 3.5 of the Seller Disclosure Schedule sets forth a list of the Material Seller Contracts primarily relating to the Seller Business or the Seller Assets as of the date of this Agreement. Seller has made available to Buyer a true and complete copy of each Material Seller Contract listed on
Schedule 3.5 of the Seller Disclosure Schedule. For purposes hereof, "Material Seller Contract" shall mean:

                  (i) agreements, contracts, licenses, leases of real or personal property, indentures, mortgages, instruments, security interests, purchase and sale orders and other similar arrangements, commitments or understandings in each case, whether written or oral ("Contracts"), for the future acquisition or sale of any assets involving $250,000 individually (or in the aggregate, in the case of any related series of Contracts), other than the acquisition or sale of inventory in the ordinary course of business;

                  (ii) Contracts calling for future payments to or from Seller or any of its Affiliates in any one year of more than $250,000 in any one case (or in the aggregate, in the case of any related series of Contracts), or involving the payment or receipt of $1,000,000 or more over the lifetime of such agreements;

                  (iii) Contracts that contain covenants prohibiting or limiting the right to compete of Seller or any Affiliate or prohibiting or restricting the ability of the owner of the Seller Business (or any of its Affiliates) to deal with any Person or in any geographical area;

                  (iv) Contracts that require the payment by or to Seller or any Affiliate of a royalty, override or similar commission or fee of more than $1,000,000 in the aggregate;

                  (v) Contracts that are collective bargaining agreements;

                  (vi) guaranties and any outstanding Contracts and instruments relating to the borrowing of money, or any extension of credit, which impose any Lien on any of the Seller Assets;

                  (vii) Contracts involving sales agency, manufacturing, consignment, sales representative, distributorship or marketing;

                  (viii) Contracts for the license to or from Seller or any Affiliate of Seller to or from, as the case may be, any third party (including to another Affiliate) of any (x) Seller Intangible Property or (y) intellectual property rights that are owned by any such third party and, in each case that primarily relate to or are material to the Seller Business, except for contracts for the license of software that is commercially available "off the shelf";

                  (ix) Contracts for the construction or acquisition of fixed assets or other capital expenditures requiring the payment by Seller of more than $1,000,000 in the aggregate;

                  (x) Contracts that are broker's or finder's agreements;

                  (xi) Contracts relating to partnerships, joint ventures or other arrangements involving a sharing of profits or expenses;

                  (xii) Contracts to sell, lease or otherwise dispose of any Seller Asset, in each case other than in the ordinary course of business;

                  (xiii) except for collective bargaining agreements (which are listed in subparagraph (v) above), Contracts relating to employment or termination or severance benefits or arrangements;

                  (xiv) Contracts relating to the leasing of or other arrangement for use of real property or material personal property;

                  (xv) Contracts that include any obligation to make payments, contingent or otherwise, arising out of the prior acquisition or disposition of a business;

                  (xvi) Contracts which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from Buyer, Seller or any of their respective Affiliates to any officer, director, consultant or employee thereof; and

                  (xvii) Contracts entered into outside of the ordinary course of business or which are material to the Seller Business.

         (b) With respect to each Material Seller Contract, (i) each such Contract is a valid and binding agreement of Seller or its Affiliates and is in full force and effect in all material respects, (ii) Seller has no Knowledge of any material default by any third party under any such Contract which default has not been cured or waived and which default by any third party would reasonably be expected to result in a Seller Material Adverse Effect and (iii) there is no material default by Seller or its Affiliates under any such Contract which default has not been cured or waived and which default would reasonably be expected to result in a Seller Material Adverse Effect.

         3.6 Compliance with Laws.

         The Seller Business is presently complying in all material respects with all applicable Laws and Judgments, except for such failures to comply which, individually or in the aggregate, would not reasonably be expected to result in a Seller Material Adverse Effect. Seller and its Affiliates have all Permits necessary for the conduct of the Seller Business as currently conducted, other than those the absence of which, individually or in the aggregate, would not reasonably be expected to result in a Seller Material Adverse Effect, and there are no Proceedings pending, or to the Knowledge of Seller, threatened which may result in the revocation, termination, cancellation or suspension of any such Permit except those that, individually or in the aggregate, would not reasonably be expected to result in a Seller Material Adverse Effect; it being understood that nothing in this Section 3.6 is intended to address any failure to comply with any Law, Judgment or Permit (including Environmental Laws or environmentally-related Judgments or Permits) that is the subject of any other representation or warranty set forth herein. All of the Seller Permits are listed in Schedule 3.6 of the Seller Disclosure Schedule, together with any information relative to any requirements applicable to the assignability of the same.

         3.7 Environmental.

         (a) Definitions. For the purpose of this Agreement, the following words and phrases shall have the following meanings:

         "Seller Environmental Condition" shall mean any condition of the Environment with respect to the Seller Real Property or property located in the vicinity of the Seller Real Property that results from the ownership, possession, use, occupation, construction and/or improvement to or operation of the Seller Business on the Seller Real Property, that (i) exists as of the Closing Date, and (ii) is in violation of applicable Environmental Law as of the Closing Date or involves concentrations of Hazardous Materials in soils, surface waters, groundwater, land, stream sediments, or surface or subsurface strata that are in excess of applicable remediation standards or guidelines, in effect as of the Closing Date, that are applicable in the jurisdiction in which the relevant real property is located.

         For purposes of this Section 3.7 only, the term "Seller Real Property" shall mean the Seller Real Property as referred to in paragraph 1 of Schedule 2.1(a) and the leased real property upon which a Seller Business Location is operated.

         (b) Environmental Representations, Warranties, and Obligations. With reference to the Seller Real Property and the Seller Business, Seller represents and warrants that, to the Knowledge of Seller, Seller and its Affiliates are presently in substantial compliance with all Environmental Laws applicable to the Seller Real Property and the Seller Business, and no Seller Environmental Conditions exist that are material, whether individually or in the aggregate.

         3.8 No Violations.

         The execution, delivery and performance by Seller of this Agreement and each of the other documents or agreements to which it is or will be a party pursuant hereto, and the consummation by Seller and its Affiliates of the transactions contemplated by this Agreement and such other documents and agreements, do not and will not (i) violate any provision of the certificate of formation or limited liability company agreement of Seller or the articles of incorporation, by-laws or similar governing documents of any of its Affiliates or subsidiaries, or (ii) (x) violate any Law, Permit or Judgment applicable to Seller or any of its Affiliates or subsidiaries, or any of their respective properties or assets, or (y) subject to obtaining the Consents set forth in
Schedule 3.8 of the Seller Disclosure Schedule (the "Seller Required Contractual Consents"), violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Seller or any of its Affiliates under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or any of its Affiliates is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have and would not be reasonably likely to have a Seller Material Adverse Effect.

         3.9 Consents.

         No consent is required to be obtained by Seller (or by any Affiliate) from, and no notice or filing is required to be given by Seller (or by any Affiliate) to or made by Seller (or by any Affiliate) with, any Governmental Authority in connection with the execution, delivery and performance by Seller of this Agreement, other than in all cases where the failure to obtain such Consent or to give or make such notice or filing would not, individually or in the aggregate, reasonably be expected to result in a Seller Material Adverse Effect.

         3.10 Financial Information.

         True and complete copies of the Seller Financial Statements are included in the Seller Disclosure Schedule. The Seller Financial Statements have been prepared from, are in accordance with and accurately reflect the books and records of the Seller Business, comply in all material respects with applicable accounting requirements, fairly present, in all material respects, the results of operations of the Seller Business for the respective periods indicated, and were prepared in accordance with GAAP applied consistently during such periods, except as set forth in the footnotes thereto.

         3.11 Absence of Changes.

         (a) Since December 31, 2004, (i) the Seller Business has been operated in the ordinary course in a manner consistent with past practice and (ii) there has not been a change, event, development or circumstance that has had or would reasonably be expected to have a Seller Material Adverse Effect, but for purposes of this Section 3.11(a), with respect to clause (a) of the definition of Seller Material Adverse Effect shall exclude any change or development involving (w) a prospective change arising out of any proposed or adopted legislation, or any other proposal or enactment by any governmental, regulatory or administrative authority, (x) general conditions applicable to the economy of the United States, including changes in interest rates, (y) conditions or effects resulting from the announcement of the existence and terms of this Agreement, or (z) conditions or factors affecting the industry in the United States in which the Seller Business operates, taken as a whole; provided, with respect to clauses (w) or (x) above, that such change, event, development or circumstance does not affect the Seller Business to a materially greater extent than other participants in the industry in the United States in which the Seller Business operates generally.

         (b) Without limiting the foregoing, since December 31, 2004, neither Seller nor any of its Affiliates has with respect to the Seller Business:

                  (i) granted or committed to grant any bonus, commission, or other form of incentive compensation or increased or committed to increase the compensation, fees or pension, welfare, fringe or other benefits provided or payable to or in respect of any employees of the Seller Business, except for customary bonuses and regular salary increases made in the ordinary course of business, consistent with past practices, or granted any severance or termination pay;

                  (ii) except in the ordinary course, written off any accounts receivable without adequate consideration;

                  (iii) made any material change in any method of accounting (for book or Tax purposes) or accounting practice;

                  (iv) purchased or otherwise acquired, or sold, leased, transferred or otherwise disposed of any material properties or material assets of the Seller Business, except in the ordinary course of business, consistent with past practices;

                  (v) entered into any leases with respect to the Seller Real Property;

                  (vi) terminated or amended any Material Seller Contract;

                  (vii) entered into, terminated or amended any Contracts or other agreements with respect to intellectual property rights, except in the ordinary course of business;

                  (viii) suffered any material Damage to the assets of the Seller Business;

                  (ix) permitted or suffered any material Lien on any of the Seller Assets, other than Permitted Encumbrances;

                  (x) commenced or initiated any lawsuit, action or proceeding with respect to the Seller Business or Seller Assets, except in the ordinary course of business;

                  (xi) incurred any indebtedness, material liability or obligation (whether absolute, accrued, contingent or otherwise) with respect to the Seller Business, except in the ordinary course of business, consistent with past practices;

                  (xii) waived, abandoned or otherwise disposed of any material rights in or to any intangible property related to the Seller Business; or

                  (xiii) agreed (whether or not in writing) to do any of the foregoing.

         3.12 Transactions with Affiliates.

         No Affiliate of Seller is an employee, consultant, competitor, customer, distributor, supplier or vendor of, or is party to any contractual obligations with Seller relating to the Seller Business and no officer or director of Seller is an Affiliate of any competitor, customer, distributor, supplier or vendor of the Seller Business. None of the Seller Assets are owned by an Affiliate of Seller or subject to any license or similar arrangement allowing use thereof by an Affiliate.

         3.13 Condition of Seller Assets.

         To Seller's Knowledge, there are no defects in or concerning the buildings, equipment or the tangible personal property occupied, operated or owned by Seller or its Affiliates as a part of the Seller Business which, individually or in the aggregate, would reasonably be expected to result in a Seller Material Adverse Effect. All of the Seller Assets are in good operating condition and repair, ordinary wear and tear excepted, and are suitable for the uses for which such Seller Assets were intended. Except as expressly set forth in this Agreement, (i) Seller expressly disclaims any other representation and warrant of any kind or nature, express or implied, as to the condition, value or quality of the Seller Assets and (ii) Seller specifically disclaims any representation or warranty of merchantability, usage or fitness for any particular purpose with respect to any of the Seller Assets.

         3.14 Real Property Matters.

         (a) Seller and its Affiliates are not currently in default under any agreement, order, judgment or decree relating to the Seller Real Property, and no conditions or circumstances exist which, with the giving of notice or passage of time or both, would constitute a default or breach with respect to any such agreement, order, judgment or decree, (b) Seller and its Affiliates have paid all Taxes due and owing which if not paid could result in a Lien on the Seller Real Property or impose liability on Buyer, (c) to Seller's Knowledge, there is no proposed special assessment which would affect the Seller Real Property, (d) to Seller's Knowledge, there are no claims, causes of action, lawsuits or legal proceedings pending or threatened regarding the ownership, use or possession of the Seller Real Property, including condemnation or similar proceedings, (e) to Seller's Knowledge, there is no violation of any zoning, subdivision, platting, building, fire or insurance laws, ordinances or regulations (whether related to the Seller Real Property or the occupancy thereof) to the extent not previously cured, including the failure of Seller to comply with all covenants, easements and restrictions recorded against the Seller Real Property, (f) Seller has no Knowledge of any intention on the part of the issuing authority to cancel, suspend or modify any licenses or permits relating to the Seller Real Property, (g) Seller and its Affiliates are in material compliance with all recorded covenants, easements and restrictions affecting the Seller Real Property, and (h) each of the Seller Leases is in full force and effect and has not been modified, amended, added to, or changed in any manner whatsoever except for those amendments attached to a Seller Lease Assignment.

         3.15 Brokers and Finders.

         There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller or any Affiliate of Seller who might be entitled to any fee or commission from Seller or any Affiliate of Seller in connection with the transactions contemplated by this Agreement.

         3.16 Labor Matters.

         With respect to the Seller Business, since January 1, 2000, there has not occurred or been threatened, and Seller does not have Knowledge of, any material employee strike, work stoppage, slowdown, lockout, picketing or concerted refusal to work overtime at a Seller Business Location and there are no, and Seller does not have Knowledge of, labor disputes currently subject to any arbitration or administrative proceeding involving employees of Seller or its Affiliates who are involved in the Seller Business (excluding routine workers' compensation claims).

         3.17 Accounts Receivable.

         All Seller Accounts Receivable represent bona fide sales actually made in the ordinary course of business and the accounts receivable reflected in the adjustments pursuant to Section 2.3 are owed to Seller or its Affiliates and are not subject to offset, counterclaim or other defense.

         3.18 Inventory.

         The Seller Inventory, whether finished goods, work in process or raw materials, consist of a quality and quantity usable and saleable in the ordinary and usual course of the Seller Business consistent with past practice.

         3.19 Employee Benefit Plans; ERISA.

         None of Seller or its ERISA Affiliates has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than for payment of premiums to the Pension Benefit Guaranty Corporation in the ordinary course of business), and no fact or event exists which would reasonably be expected to give rise to any such liability that would reasonably be expected to result in a Lien on the Seller Assets or a liability of the Buyer.

         3.20 No Liabilities.

         There are no liabilities or obligations, secured or unsecured, known or unknown (whether accrued, absolute, contingent or otherwise) of Seller or its Affiliates which in any way relate to or encumber the Seller Assets or the Seller Business, except for (a) those reflected or reserved on the Seller Financial Statements, (b) those trade payables and contractual obligations incurred or accrued in the ordinary and normal course of the Seller Business since December 31, 2004 and consistent with past practice, none of which, individually or in the aggregate, is material, and none of which is for breach of warranty or contract or for tort infringement, (c) those under the Seller Assumed Contracts, (d) those under the Seller Permits, (e) Liabilities relating to Environmental Laws, and (f) any taxes accruing in the ordinary course of the Seller Business, none of such taxes being the responsibility or obligation of Buyer (other than those ad valorem taxes which will be prorated as of the Closing Date).

                                  ARTICLE 4.

                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller that, except as set forth in the disclosure schedule being delivered by Buyer contemporaneously herewith (the "Buyer Disclosure Schedule"):

         4.1 Existence of Authorization for Agreement; Enforceability.

         Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to own, lease, and operate its properties and carry on and operate its business as and where such business is now being conducted. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Board. Buyer has taken all actions necessary to authorize it to enter into and perform fully its obligations under this Agreement and all of the documents or instruments otherwise contemplated herein and to consummate the transactions contemplated herein and therein. Each of this Agreement and the other closing documents delivered pursuant hereto has been or at the Closing will be duly executed and delivered by Buyer and is or at the Closing will be the legal, valid and binding obligation of Buyer enforceable in accordance with its respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to the general principles of equity.

         4.2 No Violations.

         The execution, delivery and performance by Buyer of this Agreement and each of the other documents or agreements to which it is or will be a party pursuant hereto, and the consummation by Buyer and its Affiliates of the transactions contemplated by this Agreement and such other documents and agreements, do not and will not (i) violate any provision of the certificate of formation or limited liability company agreement of Buyer or the articles of incorporation, by-laws or similar governing documents of any of its Affiliates or subsidiaries, or (ii) (x) violate any Law, Permit or Judgment applicable to Buyer or any of its Affiliates or subsidiaries, or any of their respective properties or assets, or (y) subject to obtaining the Consents set forth in
Schedule 4.2 of the Buyer Disclosure Schedule (the "Buyer Required Contractual Consents"), violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Buyer or any of its Affiliates under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer or any of its Affiliates is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have and would not be reasonably likely to have a material adverse effect on
(a) Buyer or the business, financial condition or results of operations of the Buyer's business, taken as a whole, or (b) the ability of Buyer to consummate the transactions contemplated hereby or perform any of its obligations hereunder (a "Buyer Material Adverse Effect").

         4.3 Consents.

         No consent is required to be obtained by Buyer (or by any Affiliate) from, and no notice or filing is required to be given by Buyer (or by any Affiliate) to or made by Buyer (or by any Affiliate) with, any Governmental Authority in connection with the execution, delivery and performance by Buyer of this Agreement, other than in all cases where the failure to obtain such Consent or to give or make such notice or filing would not, individually or in the aggregate, reasonably be expected to result in a Buyer Material Adverse Effect.

         4.4 Brokers and Finders.

         There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Buyer in connection with the transactions contemplated by this Agreement.

                                  ARTICLE 5.
                                  THE CLOSING

         5.1 Generally.

         (a) The Closing. The deliveries and payments contemplated by this Agreement (the "Closing") shall be made at the offices of Bradley Arant Rose & White LLP, One Federal Place, 1819 5th Avenue North, Birmingham, Alabama 35203.

         (b) Closing Date; Effective Time. For purposes of this Agreement, the term "Closing Date" shall mean the date on which the Closing shall occur. The Closing shall occur simultaneously with the execution and delivery of this Agreement. The parties to this Agreement hereby agree that the Closing shall be effective at 12:01 a.m. (Central Time) on the date hereof (the "Effective Time").

         5.2 [Omitted.]

         5.3 [Omitted.]

         5.4 [Omitted.]

         5.5 Deliveries by Seller.

         Seller shall deliver or cause to be delivered to Buyer at the Closing the following:

         (a) A bill of sale and assignment evidencing the sale, transfer, conveyance, assignment and delivery to Buyer of those items described in paragraph 2 of Schedule 2.1(a), free and clear of all Liens (other than Permitted Encumbrances), duly executed by Seller (the "Seller Bill of Sale");

         (b) A limited warranty deed for each parcel of Seller Land duly executed by Seller, evidencing the sale, transfer, conveyance, assignment and delivery of the Seller Land to Buyer (the "Seller Warranty Deed");

         (c) A Title Policy for each parcel of Seller Land;

         (d) Any sales tax and real estate transfer tax returns, notice of sale of assets, inventory resale certificate or like governmental report required or permitted by any Governmental Authority having jurisdiction over the Seller Real Property;

         (e) An affidavit pursuant to the Foreign Investment and Real Property Transfer Act in respect of the transfer of Seller Land;

         (f) [Omitted;]

         (g) Resolutions adopted by the managers of Seller unanimously authorizing the execution and delivery of this Agreement and the transactions contemplated hereunder and appointing the person(s) authorized to consummate this transaction on behalf of Seller (the "Seller Authorized Person(s)");

         (h) A current Certificate of Good Standing of Seller from the state of its formation and each state in which a Seller Business Location is located;

         (i) A certificate executed by an authorized officer of Seller as to the incumbency of the Seller Authorized Person(s);

         (j) [Omitted;]

         (k) Possession of the Seller Assets;

         (l) An instrument of assignment and assumption with respect to each Seller Assumed Contract, substantially in the form attached hereto as Exhibit 5.5(l) (the "Seller Assignment and Assumption Agreement"), duly executed by Seller;

         (m) An Amendment No. 1 to that certain Limited Liability Company Agreement of Buyer, dated July 1, 2005 (the "Ready Mix LLC Agreement"), substantially in the form attached hereto as Exhibit 5.5(m) (the "Ready Mix LLC Amendment"), duly executed by CEMEX Southeast Holdings LLC, a Delaware limited liability company and an Affiliate of Seller ("CEMEX Holdings LLC"); and

         (n) An Amendment No. 1 to that certain Limited Liability Company Agreement of CEMEX LLC, dated July 1, 2005 (the "CEMEX LLC Agreement"), substantially in the form attached hereto as Exhibit 5.5(n) (the "CEMEX LLC Amendment"), duly executed by CEMEX Holdings LLC.

         5.6 Deliveries by Buyer.

         Buyer shall pay and deliver or cause to be paid and delivered to Seller at the Closing the following:

         (a) One Hundred Twenty-Four Million Five Hundred Sixty Thousand Dollars ($124,560,000), by wire transfer in immediately available funds to Seller's account designated in Schedule 2.3(d);

         (b) The Seller Assignment and Assumption Agreement with respect to each Seller Assumed Contract, duly executed by Buyer;

         (c) A certificate executed by the Manager of Buyer, dated the Closing Date, certifying as to the resolutions adopted by its Board with respect to the transactions contemplated by this Agreement;

         (d) [Omitted;]

         (e) The Ready Mix LLC Amendment, duly executed by Buyer and Ready Mix USA, Inc., an Alabama corporation and an Affiliate of Buyer ("RMUSA");

         (f) The CEMEX LLC Amendment, duly executed by RMUSA; and

         (g) The Seller Bill of Sale, duly executed by RMUSA.

                                  ARTICLE 6.
                                  AGREEMENTS

         6.1 [Omitted]

         6.2 [Omitted]

         6.3 Further Acts.

         (a) Seller shall assist Buyer in planning and accomplishing the orderly transfer of the Seller Assets to Buyer as of the Closing Date and shall take all steps reasonably requested by Buyer in furtherance thereof. From time to time, at the request of Buyer, whether at or after the Closing Date and without further consideration, Seller and its officers and employees will do, execute, acknowledge and deliver to Buyer all further acts, instruments, and assurances, in recordable form, that are reasonably required by Buyer to effectuate the terms and conditions of this Agreement and the transactions contemplated under this Agreement. In addition to the foregoing, on or before the day which is sixty (60) days following the Closing, Seller shall cause (i) all of the Seller Required Contractual Consents to be obtained, (ii) the Seller Permits to be assigned to Buyer, (iii) all certificates of title for all vehicles/rolling stock being transferred to Buyer as part of the Seller Assets to be duly executed and assigned to Buyer, and (iv) an Assignment and Assumption Agreement and Lessor and Lessee Estoppel Agreement with respect to each Seller Lease, substantially in the form attached hereto as Exhibit 6.3(a) ("Seller Lease Assignment"), to be duly executed and delivered to Buyer. Seller covenants and agrees that following the Closing Seller shall take all commercially reasonable actions necessary at its own cost to clarify, correct, remove or satisfy any matters of title or survey which exist as of the Closing as to which Buyer may have an objection that affect any parcel of real property that is conveyed by Seller to Buyer. From time to time, at the request of Seller, whether at or after the Closing and without further consideration, Buyer and its officers and employees will do, execute, acknowledge and deliver to Seller all further acts, instruments, and assurances, in recordable form, that are reasonably required by Seller to effectuate the terms and conditions of this Agreement and the assumption of the Assumed Liabilities contemplated hereunder.

         (b) The agreements of Seller in (a) above shall include, without limitation, the execution and delivery of deeds, assignments, bills of sale, affidavits, agreements, consents, certificates and other documents or instruments which Seller shall be unable to deliver as of the Closing and Seller shall diligently take whatever steps or actions subsequent to the Closing as may be necessary in order to effectuate delivery of each of the same.

         (c) Immediately after the Closing, Seller shall take all actions reasonably necessary or appropriate to remove all Retained Seller Assets from the Seller Business Locations and retain Seller's possession and title to all Retained Seller Assets. Buyer hereby grants to Seller reasonable access to the Seller Business Locations to take such actions.

         6.4 Consents.

         Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not constitute an agreement to transfer, sell or otherwise assign any instrument, Contract, license or Permit of the Seller Business which would otherwise be a Seller Asset but which is not permitted to be assigned in connection with a transaction of the type contemplated by this Agreement (collectively, the "Unassigned Contracts"). To the extent permitted under the terms of each Unassigned Contract, the beneficial interest in and to each Unassigned Contract shall in any event pass to Buyer at the Closing, and Seller covenants and agrees to cooperate with Buyer in any lawful and economically reasonable arrangement to provide Buyer with Seller's entire interest in the benefits under each of the Unassigned Contracts. Seller shall exercise or exploit its rights and options under all such Unassigned Contracts referred to in this Section 6.4 only as reasonably directed by Buyer; provided, that Buyer shall be responsible for any liability incurred by Seller pursuant to such direction and, provided, further, that Buyer shall not direct Seller not to attempt to obtain a Seller Required Contractual Consent for an Unassigned Contract. If Buyer receives an economic benefit under an Unassigned Contract, Buyer shall accept the burdens and perform the obligations under such Unassigned Contract as subcontractor of Seller to the extent of the benefit received, and to the extent such burdens and obligations would have constituted an Assumed Liability if such Unassigned Contract had been transferred to Buyer at the Closing. Furthermore, if the other party(ies) to an Unassigned Contract subsequently consent to the assignment of such Contract to Buyer, Buyer shall thereupon agree to assume and perform all liabilities and obligations arising thereunder after the date of such consent, at which time such Unassigned Contract shall be deemed a Seller Asset, without the payment of further consideration, and the obligations so assumed thereunder shall be deemed Assumed Liabilities.

         6.5 Mail.

         From and after the Closing Date, (i) Buyer may open all mail and other communications received by Buyer at the Seller Business Locations addressed to Seller or any of its Affiliates, and may act with respect to such communications in such manner as Buyer may elect if such communications relate to the Seller Assets, the Assumed Liabilities or the Seller Business Locations and the Seller Business (other than payments to which Seller is entitled) or if such communications do not so relate, Buyer will forward the same promptly to Seller, and (ii) Seller may open all mail and other communications received by it with respect to the Seller Business Locations and the Seller Business, and if such communications relate to the Seller Assets, the Assumed Liabilities or the Seller Business Locations and the Seller Business (including payments to which Buyer is entitled), Seller will promptly forward the same to Buyer. Buyer shall hold, and shall cause its Affiliates, and its and their respective agents, employees or representatives to hold in strict confidence all documents and information that are not related to the Seller Assets or the Seller Business.

         6.6 Post-Closing Assistance.

         From time to time after the Closing and until the fifth (5th) anniversary of the Closing Date, to the extent permitted by Applicable Law, Seller shall cause its appropriate employees and representatives (i) to provide Buyer with information and data (including work papers) reasonably requested by Buyer which is necessary or useful to Buyer in connection with its current or former operation of the Seller Business, including personnel and employee benefit records, or to prepare all accounting and related reports and all tax returns with respect to the Seller Business, and (ii) to provide Buyer with assistance as may be reasonably requested by Buyer in connection with its current or former operation of the Seller Business or any third party claims or litigation (including any audit or other examination by any taxing authority or any judicial or administrative proceedings relating to any party's liability for taxes) with respect to the Seller Business.

         6.7 Confidentiality; Public Announcements.

         Seller and Buyer agree that the terms and conditions of the transactions contemplated in this Agreement are to remain confidential, except that a party and its affiliates may disclose the terms and provisions of this Agreement (i) to the extent that such party or any of its Affiliates is required by Applicable Law or by the rules of any securities exchange or trading market to make public disclosure or (ii) in any legal proceeding, including any audit, to the extent necessary to enforce any rights under this Agreement, in either case, the disclosing party shall provide the other parties with prior notice of such disclosure and the content thereof. Any other public announcement concerning the transactions contemplated by this Agreement, excepting disclosure in accordance with the provisions of the preceding sentence, shall be jointly planned and coordinated between Seller and Buyer. Each party shall provide the other parties with the reasonable opportunity to review any press release concerning the transactions contemplated by this Agreement prior to dissemination of such press release.

         6.8 Certain Tax Matters.

         Seller shall prepare and file all returns and reports for its federal, state and local taxes that are due on or after the Closing Date for the Business through the Effective Time, including all final employment, security and sales tax returns. Each of Seller and Buyer shall promptly forward to the other parties all written notifications and other written communications from any Governmental Authority received by Seller or Buyer, as the case may be, relating to any liability for taxes for any taxable period for which the other parties are obligated under this Agreement.

         6.9 Accounts Receivable.

         In the event that Seller receives any payments subsequent to the Closing Date relating to any Seller Accounts Receivable outstanding on or after such date, such payment shall be the property of, and shall be forwarded and remitted to Buyer as hereinafter provided. After the Closing Date, Seller shall and shall cause its Affiliates to pay to Buyer on a bi-monthly basis all amounts received after the Closing Date by Seller with respect to Seller Accounts Receivable.

         6.10 Discontinuance of Use of Seller Retained Names.

         To the extent any of the Seller Retained Names appear on any plants, buildings, signs, equipment or other structures that constitute Seller Assets, Buyer shall, by January 1, 2006, remove or obliterate, or cause to be removed or obliterated, the Seller Retained Names from such plants, buildings, signs, equipment or other structures. Seller shall use its commercially reasonable efforts to remove, or cause to be removed, from the Seller Real Property on or prior to Closing all stationery, business forms, packaging, containers and other similar personal property on which any of the Seller Retained Names appear; provided, however, to the extent any such items are inadvertently left on the Seller Real Property, Buyer shall not use any such items without first removing or obliterating, or causing to be removed or obliterated, the Seller Retained Names from such items. For the avoidance of doubt, except as set forth in the first sentence of this Section 6.10, Buyer shall have no rights to, and shall not use in any manner, the Seller Retained Names on or after the Closing.

         6.11 Transition Services.

         Seller shall provide to Buyer the transition services set forth on
Schedule 6.11, pursuant to the terms and subject to the limitations set forth therein.

         6.12 Like-Kind Exchange.

         (a) Seller may, with respect to some or all of the Seller Assets, elect to effect a simultaneous or non-simultaneous tax-deferred exchange pursuant to Section 1031 of the Code and the regulations thereunder. Buyer expressly agrees to use reasonable efforts to cooperate with Seller, upon Seller's reasonable request and at Seller's expense, in connection with any such exchange, including by executing any and all documents, including escrow instructions or agreements and consenting to Seller's assignment of its rights hereunder to an exchange entity, which are reasonably necessary to carry out such an exchange. Any and all representations, obligations, agreements, warranties and covenants made by Seller to Buyer in connection with this Agreement shall remain in full force and effect and continue to inure to the benefit of Buyer, notwithstanding any assignment of this Agreement to a third party in connection with such Section 1031 exchange. Nothing in this Section
6.12 shall in any manner relieve Seller from any of its obligations under this Agreement, and Seller shall remain primarily liable to Buyer pursuant to the terms of this Agreement.

         (b) Buyer's obligation to cooperate in a Section 1031 exchange is conditioned upon each of the following: (i) Buyer shall not be required to incur any additional costs, expenses or liabilities (including professional fees and transfer taxes) as a result of, or in connection with, any action taken by Buyer under Section 6.12(a) or such Section 1031 exchange, and Seller shall indemnify and hold Buyer harmless from any cost, expense or liability incurred by Buyer in connection with any action taken by Buyer under Section 6.12(a) or such Section 1031 exchange, (ii) the Closing shall not be delayed as a result of such Section 1031 exchange and (iii) all acknowledgments, releases, representations, warranties, covenants and agreements made by Seller (as set forth in this Agreement) shall remain in full force and effect in favor of Buyer as if such Section 1031 exchange had not been made.

         (c) Buyer shall not be in default under this Agreement and shall not be liable for any damages, losses, costs or expenses incurred by Seller if (i) any intermediary or exchange entity fails to take any steps to (A) locate, identify, or negotiate for the acquisition of property, (B) prepare and execute documents, or (C) arrange for financing necessary to effect the transactions contemplated by this Section 6.12, (ii) any property designated as such by Seller fails to qualify as "like-kind" property for purposes of Code Section 1031, or (iii) the transactions described herein otherwise fail, for any reason, to afford Seller the benefits of Section 1031 of the Code.

         (d) Seller shall be solely responsible for all of the tax incidences of the transactions contemplated by this Section 6.12, including compliance with any temporal requirements hereunder or under Code Section 1031 or the Regulations thereunder.

         6.13 Insurance

         Buyer acknowledges that the Seller Retained Policies will not continue to insure the Seller Assets or the Seller Business after the Closing Date and that it is incumbent upon Buyer to obtain substitute policies of insurance that provide insurance coverage for the Seller Assets and the Seller Business. Buyer hereby further acknowledges that in the event any casualty or loss, including a product liability or workers' compensation claim, relating to the Seller Assets or Seller Business occurs prior to or on the Closing Date, such loss shall be payable solely from the Seller Retained Policies. Buyer hereby further acknowledges that in the event any casualty or loss, including a product liability or workers' compensation claim, relating to the Seller Assets or Seller Business occurs after the Closing Date, such loss shall be payable solely from such substitute policies. Any such substitute policies shall include a waiver of any rights of subrogation that the insurance carriers underwriting such policies may have against Seller or Seller's Affiliates, or under the Seller Retained Policies.

         6.14 Office Space

         The parties hereby agree and acknowledge that certain employees of Seller will remain in the premises located at 1979 Lakeside Parkway Suite 800, Tucker, Georgia for a period not to exceed 60 days following the Closing Date and that Seller shall have no obligation to make any payment to Buyer in respect of rent, utilities, office services or otherwise related to the office space used by such employees during such 60-day period.

                                  ARTICLE 7.
                                EMPLOYEE MATTERS

         Seller shall transfer, or cause the transfer, to Buyer of the employees of Seller associated with the Seller Assets and the Seller Business ("Seller Transferred Employees"). Buyer shall maintain, or cause to be maintained, employee benefit and compensation plans, programs and arrangements (the "Plans") for the benefit of the Seller Transferred Employees. With respect to each Plan in which a Seller Transferred Employee participates, for purposes of determining eligibility, vesting and amount of benefits, including severance benefits and paid time off entitlement (but not for pension benefit accrual purposes), Buyer shall cause service with Seller (or predecessor employers to the extent Seller provided past service credit) to be treated as service with Buyer and its Affiliates; provided, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits or to the extent that such service was not recognized under an analogous plan of Seller. With respect to any Plan maintained in which Seller Transferred Employees are eligible to participate, Buyer shall, and shall cause its Affiliates to, (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the analogous plan of Seller and (ii) provide each Seller Transferred Employee with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan. Effective as of the Closing Date, the Seller Transferred Employees shall cease to participate (and thus shall no longer be eligible for vesting or benefit accrual under) any employee benefit or compensation plans, programs or arrangements maintained by Seller.

                                   ARTICLE 8.
                                INDEMNIFICATION

         8.1 Environmental Indemnity.

         Seller, in addition to its other indemnity obligations otherwise provided in this Article 8, agrees to indemnify and hold harmless Buyer and its officers, shareholders, members, managers, directors, employees, agents, successors, and assigns (the "Seller Environmental Indemnitees"), against and in respect of, any and all Damages and/or claims that may be incurred by any of the Seller Environmental Indemnitees, or assessed against any of the Seller Environmental Indemnitees by any other party or parties (including a governmental entity) arising out of, in connection with, or relating to the subject matter of: (a) the breach or inaccuracy of any of the representations and warranties set forth in Section 3.7; (b) any Seller Environmental Condition which exists as of the Closing Date, even if not discovered until after the Closing Date, including remediation of such condition and loss of life, injury to Persons or property, or Damage to natural resources arising from such condition; (c) any violation of an Environmental Law prior to the Closing Date that relates to the Seller Real Property or the Seller Business; or (d) the off-site transportation, storage, disposal, treatment or recycling of Hazardous Materials generated by or on behalf of the Seller Business on or prior to the Closing Date, including any claims related to remediation of such Hazardous Materials and loss of life, injury to Persons or property, or Damage to natural resources arising from such Hazardous Materials. Such Damages or claims may sometimes be referred to herein as "Seller Environmental Liabilities." This indemnity shall survive the Closing Date only for a period of five (5) years after the Closing Date. Any testing or investigation that Buyer deems reasonably necessary in order to determine whether any environmental indemnity obligations of Seller exist hereunder may be conducted at any time prior to the termination of this indemnity obligation at the expense of Buyer.

         8.2 Indemnity By Seller.

         Subject to the provisions of this Article 8, Seller agrees to pay and to indemnify fully, hold harmless and defend each Buyer Indemnified Party from and against any and all claims or Damages arising out of or relating to:

         (a) any inaccuracy or breach of any representation or warranty of Seller contained in this Agreement;

         (b) any breach of any covenant or agreement of Seller contained in this Agreement;

         (c) the liabilities and obligations of Seller or any of its Affiliates arising out of the operation or ownership of the Seller Assets or the Seller Business on or prior to the Closing Date, except Assumed Liabilities; and

         (d) all obligations or liabilities that arise, whether before, on or after, the Closing Date, out of, or in connection with, the Retained Seller Assets;

provided that Seller shall have an obligation to indemnify any Buyer Indemnified Party for Damages pursuant to this Section 8.2 only to the extent that such Damages are in excess of (i) any amounts recovered by any Buyer Indemnified Party pursuant to any contract to which any Buyer Indemnified Party is a party and (ii) any insurance proceeds received with respect thereto (exclusive of amounts recovered which are subject to retrospective payments or premiums); provided, further, that upon making any payment to any Buyer Indemnified Party, Seller shall be subrogated to all rights of the Buyer Indemnified Party against any third party in respect of the losses to which such payment relates, and such Buyer Indemnified Party will execute upon request all instruments reasonably necessary to evidence and perfect such subrogation rights. Nothing in this Section 8.2 shall require a Buyer Indemnified Party to seek to recover Damages from any third party before making a claim for indemnification pursuant to Article 8.

         8.3 Indemnity by Buyer.

         Subject to the provisions of this Article 8, Buyer agrees to pay and to indemnify fully, hold harmless and defend each Seller Indemnified Party from and against any and all claims or Damages arising out of or relating to:

         (a) any inaccuracy or breach of any representation or warranty of Buyer contained in this Agreement;

         (b) any breach of any covenant or agreement of Buyer contained in this Agreement; and

         (c) any and all Assumed Liability;

provided that Buyer shall have an obligation to indemnify any Seller Indemnified Party for Damages pursuant to this Section 8.3 only to the extent that such Damages are in excess of (i) any amounts recovered by any Seller Indemnified Party pursuant to any contract to which any Seller Indemnified Party is a party and (ii) any insurance proceeds received with respect thereto (exclusive of amounts recovered which are subject to retrospective payments or premiums); provided, further, that upon making any payment to any Seller Indemnified Party, Buyer shall be subrogated to all rights of the Seller Indemnified Party against any third party in respect of the losses to which such payment relates, and such Seller Indemnified Party will execute upon request all instruments reasonably necessary to evidence and perfect such subrogation rights. Nothing in this Section 8.3 shall require a Seller Indemnified Party to seek to recover Damages from any third party before making a claim for indemnification pursuant to Article 8.

         8.4 Exclusive Remedy.

         Except as provided in Section 10.12, the right to indemnification provided for in Sections 8.2 and 8.3 shall be the exclusive remedy of all Indemnified Parties with respect to the transactions contemplated under this Agreement.

         8.5 Indemnification Procedures.

         The party or parties making a claim for indemnification under Section 8.1, 8.2 or 8.3 shall be, for the purposes of this Agreement, referred to as the "Indemnified Party" and the party or parties against whom such claims are asserted under this Article 8 shall be, for the purposes of this Agreement, referred to as the "Indemnifying Party." All claims by any Indemnified Party under this Article 8 shall be asserted and resolved as follows:

         (a) In the event that (i) any claim, demand or Proceeding is asserted or instituted by any Person other than the parties to this Agreement or their Affiliates which could give rise to Damages for which an Indemnifying Party could be liable to an Indemnified Party under this Agreement (such claim, demand or Proceeding, a "Third Party Claim") or (ii) any Indemnified Party under this Agreement shall have a claim to be indemnified by any Indemnifying Party under this Agreement which does not involve a Third Party Claim (such claim, a "Direct Claim"), the Indemnified Party shall with reasonable promptness send to the Indemnifying Party a written notice specifying the nature of such claim, demand or Proceeding and the amount or estimated amount thereof if known (which amount or estimated amount shall not be conclusive of the final amount, if any, of such claim, demand or Proceeding) (a "Claim Notice").

         (b) In the event of a Third Party Claim, the Indemnifying Party shall be entitled to appoint counsel of the Indemnifying Party's choice at the expense of the Indemnifying Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in connection with such claim, demand or Proceeding (in which case the Indemnifying Party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by any Indemnified Party except as set forth below); provided that such counsel is reasonably acceptable to the Indemnified Party. Notwithstanding an Indemnifying Party's election to appoint counsel to represent an Indemnified Party in connection with a Third Party Claim, an Indemnified Party shall have the right to employ separate counsel, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest or (ii) the Indemnifying Party shall not have employed counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such Third Party Claim. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim, demand or Proceeding which the Indemnifying Party defends, or, if appropriate and related to the claim, demand or Proceeding in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person. No Third Party Claim may be settled or compromised (i) by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed or (ii) by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. In the event any Indemnified Party settles or compromises or consents to the entry of any Judgment with respect to any Third Party Claim without the prior written consent of the Indemnifying Party, each Indemnified Party shall be deemed to have waived all rights against the Indemnifying Party for indemnification under this Article 8 with respect to such Third Party Claim.

         (c) In the event of a Direct Claim the Indemnifying Party shall notify the Indemnified Party within thirty (30) days of receipt of a Claim Notice whether or not the Indemnifying Party disputes such claim.

         (d) From and after the delivery of a Claim Notice under this Agreement, at the reasonable request of the Indemnifying Party, each Indemnified Party shall grant the Indemnifying Party and its representatives all reasonable access to the books, records and properties of such Indemnified Party to the extent reasonably related to the matters to which the Claim Notice relates. All such access shall be granted during normal business hours and shall be granted under conditions, which will not unreasonably interfere with the business and operations of such Indemnified Party. The Indemnifying Party will not, and shall require that its representatives do not, use (except in connection with such Claim Notice) or disclose to any third person other than the Indemnifying Party's representatives (except as may be required by applicable Law) any information obtained pursuant to this Section 8.5(d).

         8.6 Monetary and Payment Limitations.

         (a) Neither Seller nor Buyer shall have any obligation to indemnify a Buyer Indemnified Party or Seller Indemnified Party pursuant to Sections 8.2(a) or 8.3(a), respectively, unless the aggregate amount of Damages suffered by all Buyer Indemnified Parties or Seller Indemnified Parties, as the case may be, in respect of such claims exceeds $1,000,000, in which case the Buyer Indemnified Parties or Seller Indemnified Parties, as the case may be, shall be entitled to recover all Damages including the $1,000,000. For purposes of determining when and whether the $1,000,000 threshold for indemnification set forth in this paragraph (a) has been met, the calculation of Damages suffered by an Indemnified Party in respect of claims pursuant to Sections 8.2(a) or 8.3(a), as the case may be, shall be deemed to include the aggregate amount of Damages suffered by all Buyer Indemnified Parties or Seller Indemnified Parties, as the case may be, and for which claims for indemnification have been made by such Indemnified Parties pursuant to Section 9.1(a) or Section 9.2(a), as the case may be, of the Asset and Capital Contribution Agreement dated July 1, 2005, by and among Ready Mix USA, Inc., CEMEX Holdings LLC and Ready Mix USA, LLC (the "Ready Mix LLC Contribution Agreement"). For the avoidance of doubt, and by way of example, in the event that an Indemnified Party suffers Damages (i) in the amount of $500,000 for which such Indemnified Party would be indemnified under
Section 9.1(a) or Section 9.2(a) of the Ready Mix LLC Contribution Agreement, as the case may be, but for the limitation provided in Section 9.6(a) of the Ready Mix LLC Contribution Agreement, and (ii) in the amount of $500,000 for which such Indemnified Party would be indemnified under Section 8.2(a) or
Section 8.3(a) of this Agreement, as the case may be, but for the limitation provided in this paragraph (a), then the Indemnified Party shall be entitled to recover the full $1,000,000 in Damages from the Indemnifying Party.

         (b) Notwithstanding any provision of this Agreement to the contrary, the aggregate liability of Seller or Buyer for Damages in respect of all claims for indemnification pursuant to Section 8.2(a) or 8.3(a), respectively, shall in no event exceed the Purchase Price. NO PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, PUNITIVE, OR SIMILAR DAMAGES, EXCEPT TO THE EXTENT ASSERTED BY, AWARDED, PAID OR PAYABLE TO ANY THIRD PARTY.

         (c) The parties mutually agree that payment to a Buyer Indemnified Party by Seller for Damages shall be paid solely from the required EBITDA distributions to be paid to Cemex Holdings LLC or any of its Affiliates pursuant to Section 6.1 of the Ready Mix LLC Agreement and Section 6.1 of the Cemex LLC Agreement, as the case may be, and subject to the terms of Section 21 of the Ready Mix LLC Agreement, as amended by the Ready Mix Amendment, and
Section 21 of the Cemex LLC Agreement, as amended by the Cemex LLC Amendment.

         (d) Notwithstanding the foregoing, the Indemnified Party shall not be limited to recovery of Damages pursuant to clause (c) above with respect to Damages arising out of or relating to any fraud by Seller or Buyer in connection with this Agreement, the discussions and negotiations leading up to this Agreement or the transaction contemplated herein, and each of Seller and Buyer shall be and remain liable to the other for any Damages arising out of any such claim or fraud.

         8.7 Survival.

         Except for the representations and warranties in Section 3.2(a), which shall survive without limit, the representations and warranties of Seller contained in this Agreement shall survive the Closing Date for the applicable period set forth in this Section 8.7, and any and all claims and causes of action for indemnification under this Article 8 arising out of the inaccuracy or breach of any representation or warranty of Seller must be made prior to the termination of the applicable survival period set forth in this Section 8.7. All of the representations and warranties of Seller contained in this Agreement and any and all claims and causes of action for indemnification under this
Article 8 with respect thereto shall terminate on the second anniversary of the date of this Agreement; provided that the representations and warranties in Sections 3.3, 3.6, and 3.19 shall survive until the expiration of the applicable statute of limitations; provided further that the representations and warranties in Sections 3.7 shall survive until the fifth anniversary of the date of this Agreement; it being understood that in the event notice of any claim for indemnification under Section 8.2(a) shall have been given within the applicable survival period, the representations and warranties that are the subject of such indemnification claim shall survive until such time as such claim is finally resolved.

         8.8 Binding Nature.

         The indemnity obligations imposed under this Article 8 shall be binding upon the parties hereto and their respective successors and assigns. Wherever possible, such indemnity obligations shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of these indemnity obligations shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of the said indemnity obligations.

                                  ARTICLE 9.
                                  [Omitted]

                                  ARTICLE 10.
                               GENERAL PROVISIONS

         10.1 Reliance on Representations and Warranties.

         The parties mutually agree that notwithstanding any right of any party to investigate the affairs of any other party and notwithstanding any Knowledge of any facts determined or determinable by such party pursuant to such investigation or right of investigation, each party has the right to fully rely upon the respective representations and warranties of each other party contained in this Agreement.

         10.2 Amendments.

         No change, modification or amendment to this Agreement shall be effective unless the same shall be in writing and signed by the parties hereto.

         10.3 Notices.

         Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by first class registered mail, return receipt requested, addressed to the parties at the addressees set forth below (or at such other address as any party may specify by notice to all other parties given as aforesaid).

                  If to Buyer:

                                    Ready Mix USA, LLC
                                    2570 Ruffner Road
                                    Birmingham, Alabama  35210
                                    Attn:  Marc Bryant Tyson

                  With a copy, which shall not constitute notice, to:

                                    Ready Mix USA, Inc.
                                    1300 McFarland Boulevard N.E.
                                    Tuscaloosa, Alabama  35406
                                    Attn: Scott M. Phelps

                  If to Seller:

                                    RMC Mid-Atlantic, LLC
                                    c/o CEMEX, Inc.
                                    840 Gessner, Suite 1400
                                    Houston, TX  77024
                                    Attn: Jesus Gonzalez Herrera

                  With copies, which shall not constitute notice, to:

                                    CEMEX, Inc.
                                    840 Gessner, Suite 1400
                                    Houston, TX  77024
                                    Attn: Leslie White

                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    1600 Smith, Suite 4400
                                    Houston, TX  77002
                                    Attn:  Frank Ed Bayouth II

         10.4 Expenses.

         Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

         10.5 Binding Effect.

         This Agreement shall be binding and conclusive upon and inure to the benefit of the respective parties hereto and their successors and assigns.

         10.6 Waiver.

         Failure of any party hereto to insist upon the strict performance of any of the covenants or conditions of this Agreement or to exercise any right or option conferred herein in one or more instances shall not be construed as a waiver or relinquishment of any such covenant, or condition, right or option, but the same shall remain in full force and effect. The committing by either party of any act or thing which it is not obligated to do hereunder shall not be deemed to impose an obligation upon it to do any such act or thing in the future or in any way change or alter any provision of this Agreement.

         10.7 Counterparts.

         This Agreement may be executed by original or facsimile signatures in several counterparts that together shall constitute but one and the same agreement, binding on both the parties notwithstanding that both parties have not signed the same counterpart.

         10.8 Construction.

         (a) This Agreement shall be construed in its entirety according to its plain meaning and shall not be construed against the party who provided or drafted it. Any reference to an Article, Section, Schedule or Annex is a reference to an Article or Section of, or a Schedule or an Annex to, this Agreement.

         (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

         (c) The words "include", "includes" and "including" are not limiting, and shall be deemed to be followed by the phrase "without limitation".

         (d) The terms "dollars" and "$" mean United States dollars.

         (e) The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to September 1, 2005.

         (f) The conjunction "or" shall be understood in its inclusive sense (and/or).

         (g) The word "day" shall be understood to be equal to a calendar day unless otherwise specified.

         10.9 Captions.

         The titles of the Articles, Sections, Schedules and Annexes of this Agreement have been assigned thereto for convenience only and shall not be construed as limiting, defining or affecting the substantive terms of this Agreement.

         10.10 Applicable Law.

         This Agreement shall be construed in accordance with the laws of the State of Georgia, without giving effect to its principles or rules of conflict of laws.

         10.11 Consent to Jurisdiction.

         All disputes, litigation, proceedings or other legal actions by any party to this Agreement in connection with or relating to this Agreement or any matters described or contemplated in this Agreement shall be instituted in the courts of the State of Georgia, or of the United States in the State of Georgia, in either case, sitting in Atlanta, Georgia. Each party to this Agreement irrevocably submits to the exclusive jurisdiction of the courts of the State of Georgia, and of the United States, in either case, sitting in Atlanta, Georgia, in connection with any such dispute, litigation, action or proceeding arising out of or relating to this Agreement. Each party to this Agreement may receive the service of any process or summons in connection with any such dispute, litigation, action or proceeding brought in any such court by a mailed copy of such process or summons sent to it at its address set forth, and in the manner provided, in Section 10.3. Each party to this Agreement irrevocably waives, to the fullest extent permitted by applicable law, any defense or objection it may now or hereafter have to the laying of venue of any proceeding under this Agreement brought in the courts of the State of Georgia, or of the United States in the State of Georgia, in either case, sitting in Atlanta, Georgia, and any claim that any proceeding under this Agreement brought in any such court has been brought in an inconvenient forum.

         10.12 Specific Performance.

         The parties to this Agreement agree that irreparable Damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms of this Agreement and that the parties shall be entitled to specific performance of the terms of this Agreement in addition to any other remedy at Law or equity.

         10.13 Translation.

         Should this Agreement be translated into any language other than English, the English version shall control and prevail on any question of interpretation or otherwise.

         10.14 Assignment.

         This Agreement shall be binding upon the respective successors and permitted assigns of the parties hereto. This Agreement shall not be assignable or otherwise transferable by any of Seller or Buyer without the prior written consent of the other parties and any attempt to so assign or transfer this Agreement without such consent shall be void and of no effect.

         10.15 Entire Agreement.

         This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement of the parties and supersedes any and all prior agreements, arrangements and understandings relating to the subject matters hereof and thereto.

         10.16 Rights of Creditors and Third Parties under this Agreement.

         This Agreement is entered into between Seller and Buyer for the exclusive benefit of Seller and Buyer, and their successors and permitted assigns. This Agreement is expressly not intended for the benefit of any creditor of Seller or Buyer or any other Person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under this Agreement.

         10.17 Severability.

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         10.18 Definitions.

         "Allocation Schedule" has the meaning set forth in Section 2.3(e).

         "Affiliate" of, or Person "affiliated" with a specified Person, means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled," "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" has the meaning set forth in the Preamble and includes any amendments or other modifications and supplements to this Agreement, and all exhibits, schedules and other attachments to it, as executed and delivered by the parties thereto.

         "Applicable Law" means all applicable provisions of any constitution, statute, law, ordinance, code, rule, regulation, decision, order, decree, judgment, release, license, permit, stipulation or other official pronouncement enacted or issued by any Governmental Authority or arbitrator or arbitration panel.

         "Assumed Liabilities" has the meaning set forth in Section 2.4.

         "Board" means the Board of Managers of Ready Mix USA, LLC, a Delaware limited liability company.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

         "Buyer" has the meaning set forth in the Preamble.

         "Buyer Disclosure Schedule" has the meaning set forth in Article 4.

         "Buyer Indemnified Party" means Buyer, Buyer's Affiliates, managers, directors, officers, members, shareholders, attorneys, accountants, agents and employees, and their respective heirs, successors and assigns.

         "Buyer Material Adverse Effect" has the meaning set forth in Section
4.2.

         "Buyer Required Contractual Consents" has the meaning set forth in
Section 4.2.

         "Consent" means any consent, waiver, approval, authorization, exemption, registration or declaration.

         "CEMEX Holdings LLC" has the meaning set forth in Section 5.5(m).

         "CEMEX LLC" means CEMEX Southeast LLC, a Delaware limited liability company.

         "CEMEX LLC Agreement" has the meaning set forth in Section 5.5(n).

         "CEMEX LLC Amendment" has the meaning set forth in Section 5.5(n).

         "Claim Notice" has the meaning set forth in Section 8.5(a).

         "Closing" has the meaning set forth in Section 5.1(a).

         "Closing Date" has the meaning set forth in Section 5.1(b).

         "Closing Working Capital" has the meaning set forth in Section 2.3(b).

         "Closing Purchase Price" has the meaning set forth in Section 2.3(a).

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Contracts" has the meaning set forth in Section 3.5(a)(i).

         "Damages" means liabilities, damages, penalties, Judgments, assessments, losses, costs and expenses in any case, whether arising under strict liability or otherwise (including reasonable attorneys' fees) including lost profits, lost benefits, loss of or diminution in enterprise value and loss of goodwill, but excluding consequential, incidental, special, punitive or similar damages, except to the extent such consequential, incidental, special, punitive or similar damages are asserted by, awarded, paid or payable to any third party.

         "Direct Claim" has the meaning set forth in Section 8.5(a).

         "Effective Time" has the meaning set forth in Section 5.1(b).

         "Environmental Law" means the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901, et seq., as amended ("RCRA"); the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601, et seq. (original act know as "CERCLA" or "Superfund," the Amendments are known as "SARA"); the HSWA amendments to RCRA regulating Underground Storage Tanks ("USTS"), 42 U.S.C. " 6991-6991(i); the Clean Air Act of 1963 as amended in 1970 and 1977, 42 U.S.C. ' 7401, et seq. ("Clean Air Act"); the Federal Water Pollution Control Act of 1976, as subsequently amended by the Clean Water Act of 1977 and 1987, 33 U.S.C. " 1251, et seq. ("Clean Water Act"), and the Toxic Substances Control Act of 1976, 15 U.S.C. " 2501 ("TSCA"), and all other federal, state and local laws, regulations, rules or ordinances implementing or otherwise dealing with the subject matter of the preceding federal statutes or otherwise relating to the protection of human health or the Environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" means any entity that is a member of a controlled group for purposes of Section 4001(a)(14) of ERISA.

         "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

         "Governmental Authority" means (i) any domestic or foreign national, state or local government, any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, court, department, bureau or entity, or (ii) any arbitrator with authority to legally bind a party or any of its Affiliates.

         "Hazardous Material" shall mean any pollutant, toxic substance including asbestos and asbestos-containing materials, hazardous waste, hazardous material or hazardous substance as defined in or controlled by the Environmental Law.

         "Impartial Accounting Firm" has the meaning set forth in Section 2.3(c)(iii).

         "Indemnified Party" has the meaning set forth in Section 8.5.

         "Indemnifying Party" has the meaning set forth in Section 8.5.

         "Judgments" means any judgments, injunctions, orders, writs, rulings or awards of any court or other judicial authority or any governmental, administrative or regulatory authority of competent jurisdiction.

         "Knowledge" shall mean, with respect to the Buyer, the actual knowledge of Jesus Gonzalez Herrera, Leslie White, Andy Miller, Steve Wise, Luis Oropeza, Chris Crouch, and Frank Craddock, and with respect to the Seller, the actual knowledge of Marc Bryant Tyson, Scott M. Phelps, Bill Roy and Bill Holden.

         "Laws" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order or decree.

         "Lien" means all liens (statutory or otherwise), mortgages, pledges, charges, security interests, sureties, options, easements, covenants, restrictions or other encumbrances whatsoever.

         "Material Seller Contract" has the meaning set forth in Section
3.5(a).

         "Materials Inventory Value" has the meaning set forth in Section
2.3(b).

         "Parts Inventory Value" has the meaning set forth in Section 2.3(b).

         "Permits" means all permits, authorizations, approvals, registrations, licenses, certificates, variances and similar rights granted by or obtained from any federal, state, local or foreign governmental, administrative or regulatory authority.

         "Permitted Encumbrances" means (a) mechanics', carriers', warehousemens', workmens' and other similar Liens arising with respect to the Seller Assets, in the ordinary course of the Seller Business which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) Liens for taxes, assessments and other governmental charges not yet due and payable or that may subsequently be paid without penalty or that are being contested in good faith by appropriate proceedings, and (c) with respect to the Seller Real Property, encumbrances to fee simple, leasehold or easement title for: (i) Seller Real Property taxes or other property taxes, assessments, governmental charges or levies not yet due; (ii) easements, rights-of-way, licenses, restrictions, reservations of mineral rights (with surface rights being waived) or similar encumbrances that do not materially impair the marketability, use or operation of such Seller Real Property by Buyer; and (iii) rights of tenants in possession of any such Seller Real Property pursuant to tenant leases to be assigned to the Buyer.

         "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or other entity or organization.

         "Plans" has the meaning set forth in Article 7.

         "Proceeding" means any action, suit, demand, claim, legal or administrative proceeding or any arbitration or other alternative dispute resolution proceeding, hearing or investigation.

         "Purchase Price" has the meaning set forth in Section 2.3(c)(i).

         "Ready Mix LLC Agreement" has the meaning set forth in Section 5.5(m).

         "Ready Mix LLC Amendment" has the meaning set forth in Section 5.5(m).

         "Ready Mix LLC Contribution Agreement" has the meaning set forth in
Section 8.6(a).

         "Retained Seller Assets" has the meaning set forth in Section 2.1.

         "RMUSA" has the meaning set forth in Section 5.6(e).

         "Seller" has the meaning set forth in the Preamble.

         "Seller Accounts Receivable" has the meaning set forth in Schedule 2.1(a)(5).

         "Seller Assignment and Assumption Agreement" has the meaning set forth in Section 5.5(l).

         "Seller Assets" has the meaning set forth in Section 2.1.

         "Seller Assumed Contracts" has the meaning set forth in Schedule 2.1(a)(8).

         "Seller Authorized Person" has the meaning set forth in Section
5.5(g).

         "Seller Bill of Sale" has the meaning set forth in Section 5.5(a).

         "Seller Business" has the meaning set forth in Section 2.1.

         "Seller Business Locations" has the meaning set forth in Section 2.1.

         "Seller Disclosure Schedule" has the meaning set forth in Article 3.

         "Seller Environmental Condition" has the meaning set forth in Section 3.7(a).

         "Seller Environmental Indemnitees" has the meaning set forth in
Section 8.1.

         "Seller Environmental Liabilities" has the meaning set forth in
Section 8.1.

         "Seller Financial Statements" means the statement of income for the Seller Assets for the twelve months ended December 31, 2004.

         "Seller Indemnified Party" means Seller, Seller's Affiliates, directors, managers, officers, members, shareholders, attorneys, accountants, agents and employees, and their respective heirs, successors and assigns.

         "Seller Intangible Property" means intellectual property owned by Seller or any Affiliate of Seller.

         "Seller Inventory" has the meaning set forth in Schedule 2.1(a)(3).

         "Seller Land" has the meaning set forth in Schedule 2.1(a)(1).

         "Seller Leases" has the meaning set forth in Schedule 2.1(a)(8).

         "Seller Lease Assignment" has the meaning set forth in Section 6.3(a).

         "Seller Material Adverse Effect" has the meaning set forth in Section 3.4.

         "Seller Permits" has the meaning set forth in Schedule 2.1(a)(9).

         "Seller Real Property" has the meaning set forth in Schedule
2.1(a)(1).

         "Seller Required Contractual Consents" has the meaning set forth in
Section 3.8.

         "Seller Retained Names" has the meaning set forth in Schedule
2.1(b)(5).

         "Seller Retained Policies" has the meaning set forth in Schedule 2.1(b)(4).

         "Seller Transferred Employees" has the meaning set forth in Article 7.

         "Seller Warranty Deed" has the meaning set forth in Section 5.5(b).

         "Seller Working Capital Statement" has the meaning set forth in
Section 2.3(c)(i).

         "Taxes" has the meaning set forth in Schedule 2.4(5).

         "Third Party Claim" has the meaning set forth in Section 8.5(a).

         "Time Period" has the meaning set forth in Schedule 6.11(A).

         "Title Company" shall mean either of First American Title Insurance Company or Fidelity National Title Insurance Company.

         "Title Policy" means an ALTA owner's policy of title insurance in a form acceptable to Buyer, with respect to any such policy issued for Seller Real Property (or, with respect to any parcel of Seller Real Property that is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Buyer) issued by the Title Company with respect to such Seller Real Property and insuring Buyer's indefeasible fee simple ownership of such Seller Real Property as of the date hereof, subject only to the standard exceptions and exclusions from coverage and the Permitted Encumbrances, with respect to any such policy issued for Seller Real Property.

         "Unassigned Contract" has the meaning set forth in Section 6.4.

         "WARN Act" means the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss. ss. 2101-2109.

         "Working Capital Adjustment Amount" has the meaning set forth in
Section 2.3(c)(i).

         IN WITNESS WHEREOF the parties have duly executed this Agreement as of the day and year first above written.


                                       BUYER:

                                       READY MIX USA, LLC

                                       By:  Ready Mix USA, Inc.
                                            Its Manager

                                            By: /s/ Marc Bryant Tyson
                                                ------------------------------
                                                Marc Bryant Tyson
                                                Its President

                                       SELLER:

                                       RMC MID-ATLANTIC, LLC

                                       By:  /s/ Gilberto Perez
                                            ----------------------------------
                                            Gilberto Perez
                                       Its: Manager

                        LIST OF SCHEDULES AND EXHIBITS
                        ------------------------------


Schedule  2.1(a)           Seller Assets
Schedule  2.1(a)-1         Seller Business Locations
Schedule  2.1(b)           Retained Seller Assets
Schedule  2.3(d)           Accounts
Schedule  2.4              Assumed Liabilities
Schedule 6.11              Transition Services and Terms
Exhibit  5.5(l)            Seller Assignment and Assumption Agreement
Exhibit 5.5(m)             Ready Mix LLC Amendment
Exhibit 5.5(n)             CEMEX LLC Amendment
Exhibit 6.3(a)             Seller Lease Agreement

                                Schedule 2.1(a)
                                ---------------

                                 Seller Assets

1. Real Property. Subject to the Permitted Encumbrances, the real property owned, or in the case of (vi) below, leased, by Seller and consisting of:
     (i) the real property described on Schedule 2.1(a)-1 (the "Seller Land"),
     (ii) all buildings, structures and improvements located on the Seller Land, to the extent owned by Seller, (iii) all fixtures, machinery, apparatus or equipment affixed to the Seller Land, including all of the electrical, heating, plumbing, air conditioning, air compression and all other similar systems located on the Seller Land, to the extent owned by Seller and to the extent that such items constitute fixtures, (iv) all right, title and interest of Seller, reversionary or otherwise, in and to all easements, if any, in or upon the Seller Land and all other rights and appurtenances belonging or in any way pertaining to the Seller Land (including Seller's right, title and interest in and to any mineral rights or water rights relating to the Seller Land), (v) all right, title and interest of Seller in, to or under all strips and gores and any land lying in the bed of any public road, highway or other access way, open or proposed, adjoining the Seller Land and (vi) the Seller Leases (collectively, the "Seller Real Property");

2. Personal Property. Except as described on Schedule 2.1(b), the tangible personal property that is either located on the Seller Real Property or used or intended for use primarily in, or which is being utilized or operated by Seller primarily in the Seller Business as presently conducted, including all off road, non-titled rolling stock, material handling equipment, wheel loaders, track dozers, scrapers, water trucks, haul trucks, conveyor system, aggregate processing equipment/crushers and machinery, storage silos, installed control systems, installed electric motors, conveyors, cement and raw material storage and handling equipment, weigh scales, office furniture, business machines, cement/aggregate testing and laboratory equipment, tools and fixtures;

3. Inventory. Except as described on Schedule 2.1(b), all inventory, including all inventories of products, work in process, finished goods, raw materials, supplies, parts, cement, construction aggregate, coal and fuel, lubricants, machinery and equipment repair parts and components, including those tools, fuel, repair parts, components and other items, and including the supplies of coal, clay, construction aggregate, fly and bottom ash and other raw materials and repair parts (collectively, "Seller Inventory");

4. Prepaid Items. All of Seller's rights and interests relating to prepaid expenses, advance payments, deposits and prepaid items, including prepaid interest and deposits with lessors, suppliers or utilities, which relate primarily to the Seller Business;

5. Accounts Receivable. Except as described on Schedule 2.1(b), Seller's accounts receivable primarily arising out of the conduct of the Seller Business and outstanding as of the Closing Date, including any payments received by Seller or any of its Affiliates with respect thereto on or after the Closing Date, and unpaid interest accrued on any accounts receivable and any security or collateral relating thereto (collectively, "Seller Accounts Receivable");

6. Books, Records and Written Materials. Except as described on Schedule 2.1(b), all of Seller's and its Affiliates' books and records, whether in hard copy or in electronic format (e.g. computer files), including all production data, equipment maintenance data, accounting records, (but specifically excluding those files related to the Retained Seller Litigation), and any inventory records, sales and sales promotional data and materials, advertising materials, sales training materials, educational support program materials, cost and pricing information, business plans, quality control records and manuals, blueprints, research and development files, records and laboratory books, patent disclosures, correspondence, and any other records and data, in each case (i) used primarily in or necessary for the conduct of the Seller Business or (ii) that are located on the Seller Real Property or are within the possession or control of those Persons employed by Seller to work primarily for the Business, and all books and records relating to Taxes (other than income Taxes) with respect to the Seller Business; provided that nothing in this paragraph 6 shall require Seller to deliver to Buyer or otherwise provide Buyer access to any electronic records that cannot be separated from information relating to the Seller Retained Assets or Seller's other businesses;

7. Catalogs and Advertising Materials. Seller's promotional and advertising materials relating primarily to or necessary for the conduct of the Seller Business as presently conducted, including all catalogs, brochures, plans, customer lists, supplier lists, manuals, handbooks, equipment and parts lists, and dealer and distributor lists;

8.   Assumed Contracts. Except as described on Schedule 2.1(b) and subject to
     Section 6.3(b), all rights and benefits of Seller and its Affiliates in, to or under all Contracts relating primarily to the Seller Business, to which Seller or any of its Affiliates is a party or by which any of the Seller Assets are bound, including (i) all rights of Seller in all purchase and sales orders relating principally to the Business, (ii) all rights of Seller as lessee under all leases of personal property relating primarily to the Seller Business, (iii) all Contracts with suppliers for any products, raw materials, supplies, equipment or parts heretofore sold, or to be sold, by Seller used primarily in the Seller Business as presently conducted, (iv) all rights of Seller either as lessee or lessor under all leases affecting the Seller Real Property (the "Seller Leases"), and (v) all other Contracts entered into between the date of this Agreement and the Closing in accordance with Section 6.1 (all of the foregoing being collectively, the "Seller Assumed Contracts");

9. Permits and Approvals. All licenses, permits, approvals, variances, emission allowances, authorizations, waivers or consents used primarily in or necessary for the conduct of the Seller Business as presently conducted or ownership or operation of the Seller Real Property as currently operated and issued to Seller by any Governmental Authority, to the extent transferable (collectively, "Seller Permits");

10. Claims. Except as described on Schedule 2.1(b), all rights, privileges, claims, demands, causes of action, claims in bankruptcy, indemnification agreements with, and indemnification rights against, third parties, warranty claims (to the extent transferable), offsets and other claims relating to the Seller Assets or the Seller Business, but not to the extent that they relate to the Retained Seller Assets or the Retained Seller Liabilities; and

11. Goodwill. Any and all goodwill associated principally with the Seller Business.

                               Schedule 2.1(a)-1
                               -----------------

                           Seller Business Locations


--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Owned/
              Location                          Street Address              City            ST      County          Leased
--------------------------------------------------------------------------------------------------------------------------------


Cartersville                          144 Cassville Road                 Cartersville        GA     Bartow           Owned
--------------------------------------------------------------------------------------------------------------------------------
College Park                          2194 West Point Avenue             College Park        GA     Fulton           Owned
--------------------------------------------------------------------------------------------------------------------------------
Covington                             160 Cook Road                      Covington           GA     Newton           Owned and
                                                                                                                     Leased
--------------------------------------------------------------------------------------------------------------------------------
Decatur                               134 Maple Street                   Decatur             GA     DeKalb           Owned
--------------------------------------------------------------------------------------------------------------------------------
Downtown                              1360 Marietta Boulevard            Atlanta             GA     Fulton           Owned
--------------------------------------------------------------------------------------------------------------------------------
Lawrenceville                         383 Maltbie Street (aggregates)    Lawrenceville       GA     Gwinnett         Owned
--------------------------------------------------------------------------------------------------------------------------------
Lawrenceville                         383 Maltbie Street (ready-mix)     Lawrenceville       GA     Gwinnett         Owned
--------------------------------------------------------------------------------------------------------------------------------
Marietta                              1398 Owenby Drive                  Marietta            GA     Cobb             Owned
--------------------------------------------------------------------------------------------------------------------------------
Rome                                  935 North Second Avenue            Rome                GA     Floyd            Owned
--------------------------------------------------------------------------------------------------------------------------------
Stockbridge                           500 South Lee Street               Stockbridge         GA     Henry            Owned
--------------------------------------------------------------------------------------------------------------------------------
Douglasville                          6611 West Bankhead Highway         Douglasville        GA     Douglas          Owned and
                                                                                                                     Leased
--------------------------------------------------------------------------------------------------------------------------------
Buford                                6711 McEvers Road                  Buford              GA     Hall             Owned
--------------------------------------------------------------------------------------------------------------------------------
Alpharetta                            1320 Morrison Pkwy a/k/a Hembree   Alpharetta          GA     Fulton           Owned
                                      Road
--------------------------------------------------------------------------------------------------------------------------------
Armour Drive                          340 Armour Drive                   Atlanta             GA     Fulton           Leased
--------------------------------------------------------------------------------------------------------------------------------
Auburn                                269 Parks Mill Road                Auburn              GA     Barrow           Leased
--------------------------------------------------------------------------------------------------------------------------------
Canton                                715 Univeter Road                  Canton              GA     Cherokee         Leased
--------------------------------------------------------------------------------------------------------------------------------
Carrollton                            369 Central Road                   Carrollton          GA     Carroll          Leased
--------------------------------------------------------------------------------------------------------------------------------
Dawsonville                           171 Easy Street                    Dawsonville         GA     Dawson           Leased
--------------------------------------------------------------------------------------------------------------------------------
Fulco                                 4368 Martin Luther King Drive      Atlanta             GA     Fulton           Leased
--------------------------------------------------------------------------------------------------------------------------------
Grayson                               1125 Ozora Road                    Grayson             GA     Gwinnett         Leased
--------------------------------------------------------------------------------------------------------------------------------
Lilburn                               125 Killian Hill Road              Lilburn             GA     Gwinnett         Leased
--------------------------------------------------------------------------------------------------------------------------------
Madras                                252 Elzie Johnson Road             Madras              GA     Coweta           Leased
--------------------------------------------------------------------------------------------------------------------------------
North Fulton                          3561 Peachtree Parkway             Suwanee             GA     Forsyth          Leased
--------------------------------------------------------------------------------------------------------------------------------
RMC Mid-Atlantic Concrete Products    1979 Lakeside Parkway Ste. 800     Tucker              GA     DeKalb           Leased
--------------------------------------------------------------------------------------------------------------------------------
Scottdale                             3305 E. Ponce de Leon Avenue       Scottdale           GA     DeKalb           Leased
--------------------------------------------------------------------------------------------------------------------------------
Tyrone                                115 Mallory Court                  Tyrone              GA     Fayette          Leased
--------------------------------------------------------------------------------------------------------------------------------
Doraville                             6350 New Peachtree Road            Doraville           GA     DeKalb           Leased
--------------------------------------------------------------------------------------------------------------------------------
Fayetteville                          574 Highway 314                    Fayetteville        GA     Fayette          Leased
--------------------------------------------------------------------------------------------------------------------------------


                                Schedule 2.1(b)
                                ---------------

                             Retained Seller Assets

1. Cash. All cash, bank balances, money market accounts, moneys in possession of banks and other depositories, term or term deposits and similar cash equivalents and cash items of, owned or held by or for the account of Seller;

3. Corporate and Other Records. The corporate books and records, including stock certificates, treasury stock, stock transfer records, corporate seals and minute books of Seller (i) which are not used in or necessary for the conduct of the Seller Business and (ii) which are not located on the Seller Real Property or are not within the possession or control of those Persons employed to work principally for the Seller Business, (iii) employee files for employees other than the Seller Transferred Employees,
     (iv) Seller's Tax Returns and any tax supporting information related thereto, and (v) any and all records related to pending or completed litigation and claims;

4. Insurance. Any and all policies of insurance, whether or not covering the Seller Assets or the Seller Business, that are or have been maintained or managed through Seller or any of its Affiliates, including general liability, property, casualty, product liability and workers' compensation insurance (the "Seller Retained Policies"), including any and all amounts recovered by Seller under such Seller Retained Policies;

5. Intellectual Property. All intellectual property of Seller and its Affiliates, whether or not used primarily in or necessary for the conduct of the Seller Business, including Seller's and its Affiliates' patents, trade secrets, copyrights, trademarks, trade names, logos, slogans, internet domain names, licenses and software, including any and all rights (including any common law trademark rights) to the names CEMEX, CEMEX, Inc., RMC, RMC Mid-Atlantic, RMC Mid-Atlantic LLC, RMC USA, RMC Allied Materials, RMC Metromont Materials, RMC Allied Readymix, Inc., Metromont Materials, Inc., RMC-CEMEX, RMC Metromont, RMC Allied Readymix, and Metromont Materials LLC (such names, collectively, the "Seller Retained Names"); and

6. Others. Reimbursement for expenses under the Georgia Underground Storage Tank Trust Fund program.

                                Schedule 2.3(d)
                                ---------------

                                    Accounts

Seller's Account:
-----------------

Bank Name:        Bank of America
Account Name:     RMC Industries
Account Number:   3750214635
Bank ABA Number:  111000012
Reference:        Sale of Assets to Concrete Joint Venture

Buyer's Account:
----------------

Bank Name:        Regions Bank
                  Pelham, Alabama
Account Name:     Ready Mix USA, LLC
Account Number:   0509060999
Bank ABA Number:  062005690
Contact Person:   John Mark Bentley
                  (205) 663-0723, Extension 244

                                  Schedule 2.4
                                  ------------

                              Assumed Liabilities

1. Assumed Contracts. Subject to Section 6.4, all liabilities and obligations of Seller arising after the Closing under the Assumed Contracts and any and all obligations by Seller or any of its Affiliates to guarantee or support obligations of the Buyer or any of its Subsidiaries under any of the Assumed Contracts. For the avoidance of doubt, Buyer shall not assume any liabilities or obligations arising out of any breach of or default under such Assumed Contracts by Seller that occurred prior to the Closing;

2. Real Property. Except as set forth in Section 2.2 and Section 8.1, all liabilities and obligations relating to, or occurring or existing in connection with, or arising out of, the ownership and use of the Seller Real Property, arising after the Closing;

3. Product Liability. Claims for product warranty, product liability, refunds, returns, personal injury and property Damage, and all other liabilities and obligations, relating to products sold or services provided by Buyer after the Closing;

4. Post Closing Liabilities. Any liability, claim or obligation which is based on events or conditions occurring or arising out of the Seller Business as operated by Buyer after the Closing or the ownership, possession, use or sale of the Seller Assets by Buyer after the Closing (but, in each case, only to the extent such liability, claim or obligation is based on events or conditions that occur or arise for the first time after the Closing);

5. Taxes (excluding transfer and income Taxes). All liabilities and obligations related to Taxes (excluding transfer and income Taxes) to the extent due and payable after the Closing;

6. WARN. Any liabilities or obligations of Seller arising under the WARN Act to the Seller employees arising out of a "plant closing" or "mass layoff" (as those terms are defined under the WARN Act) occurring as of or after the Closing.

7. Environmental Liabilities. (a) The Seller Environmental Liabilities (except to the extent that such liabilities are subject to indemnification pursuant to Section 8.1); and (b) any Damages that may be incurred as a result of the presence of Hazardous Materials at the Seller Real Property or property located in the vicinity of the Seller Real Property that results from the ownership, possession, use, occupation, construction and/or improvement to or operation of the Seller Business or Seller Real Property, that exists as of the Closing Date but is not otherwise a Seller Environmental Condition as defined in Section 3.7(a).

                                 Schedule 6.11
                                 -------------

                         Transition Services and Terms

A. Time Period: The transition services shall be provided for One Hundred and Twenty (120) days following the Closing Date (the "Time Period"). Thereafter, Buyer shall have the right, in its sole discretion, to extend the Time Period for up to four (4) additional sixty (60) day periods. Following the expiration of the Time Period set forth in this Section A, and any extension, Buyer shall have no further right to receive any services or use any property described in this Schedule 6.11.

B. Payment for Transition Services. No payment for the transition services is required for the initial Time Period. For any extension of the Time Period required by Buyer, Buyer shall pay Seller Twenty Thousand Dollars ($20,000.00) for each 60-day extension Time Period.

C.   Services Schedule:

     a. Seller shall use reasonable efforts, within 30 days of the Closing Date; to identify all software licenses that are part of or support the Seller Assets, and Seller shall use reasonable efforts to determine whether, under the applicable license agreement, the software vendor will consent to the transfer of such software licenses to Buyer. The prior sentence shall not apply to any software license that also are utilized in any manner by other Seller operations and cannot be bifurcated between the Seller Assets and Seller. Provided that Seller uses reasonable efforts under this Section C(a), Seller shall not be liable for any failure to identify and make determination with regard to the software licenses described in this Section C(a).

     b. Seller will provide services and allow Buyer employees the continued use of the Seller's phone systems, WAN data circuits, Command Series, TracerNet, Baan, Customer Tracking System, Quadrel, TMT-Transman, MyRMC, DriverTime, On-Base, Cognos, Oracle, invoice print method/program, and applications and the related ancillary systems. Seller shall provide to Buyer reasonable access to the above-referenced systems and operations. The access to these systems shall be subject to and limited by preexisting contractual agreements that the seller has with the 3rd party vendors of the above-mentioned systems, provided that in the event Buyer is not allowed access to these systems, and to the extent permissible under such preexisting contractual agreements, Seller shall provide the benefits of these systems during the Time Period.

     c. All control data changes required to transition from Seller systems to Buyer systems will be the sole responsibility of Buyer. "Control data" includes, but is not limited to, customer masters, trucks, drivers, mix designs, and product codes. Seller will provide control data transition assistance within accepted business practice, as allowed by time constraints.

     d. All communication circuits to the Seller Business Locations will be kept operational for the duration of the Time Period, Seller will be responsible for the support and troubleshooting of the circuits, at the end of the final Time Period all lines will be cancelled. Buyer will be responsible for providing its own communication circuits to the Seller Business Locations.

     e. Only the transition services as described above in this Schedule 6.11 will be provided. Without limiting the foregoing, Seller will not provide any financial reporting and any inadvertent errors such as incorrect shipments will result in no liability to Seller.

                                 Exhibit 5.5(l)
                                 --------------

                   Seller Assignment and Assumption Agreement

                                 Exhibit 5.5(m)
                                 --------------

                            Ready Mix LLC Amendment

                                 Exhibit 5.5(n)
                                 --------------

                              Cemex LLC Amendment

                                 Exhibit 6.3(a)
                                 --------------

                             Seller Lease Agreement